Exhibit 10.1

AMENDMENT

TO TERM SHEET AND SHARE PURCHASE AGREEMENT

This Amendment (“Amendment”) to the Term Sheet for Strategic Alliance and Share Purchase Agreement is made as of this 20th of July, 2020, by and between TV AZTECA, S.A.B. DE C.V. (“Azteca”) and Allied Esports Entertainment, Inc. (f/k/a Allied Esports Media, Inc.) (“AESE”) (AESE and Azteca referred to as the “Parties”).

WHEREAS, the Parties entered into a Term Sheet for a Strategic Alliance dated June 12, 2019 and an Amendment One to the Term Sheet dated August 5, 2019 (“Amendment One”) (collectively, Amendment One and the Term Sheet referred to as the “Term Sheet”);

WHEREAS, the Parties entered into a Share Purchase Agreement dated August 5, 2019 (the “Share Purchase Agreement”);

WHEREAS, the Parties wish to amend the terms of the Term Sheet and the Share Purchase Agreement, as herein provided.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Term Sheet and Share Purchase Agreement, as applicable.

2.	Revised Agreement. The Parties hereby agree as follows:

(i)	The twenty-four (24) month lockup prohibiting Azteca from selling or transferring the Purchased Shares pursuant to Section 7 of the Share Purchase Agreement shall be released - subject to AESE Board approval (the “Condition”), to be voted on at the next AESE Board meeting after execution hereof;
(ii)	Provided the Condition occurs, AES’s Contribution obligation to pay One Million US Dollars ($1,000,000 USD) on March 1, 2021 and One Million US Dollars ($1,000,000 USD) on March 1, 2022 (totaling Two Million US Dollars ($2,000,000 USD)) pursuant to Section 2(c) and (d) of Amendment One and the Term Sheet shall be irrevocably waived by Azteca, and AESE’s obligation under the Term Sheet to further invest in and develop a Localized Esports Platform shall be waived;
(iii)	Provided the Condition occurs, Azteca may sell its AESE shares of common stock (i.e., 763,904 shares) (“Azteca Shares”) in compliance with United States federal and state securities laws (e.g., pertaining to material, nonpublic information), subject to selling at a reasonable market price and subject to a daily volume cap not to exceed Twenty Five Percent (25%) of AESE’s total daily volume; and
(iv)	Provided the Condition occurs, and in the event Azteca sells all of the Azteca Shares within a three-month period following the occurrence of the Condition, and the gross proceeds of such sales is less than One Million Six Hundred Thousand US Dollars ($1,600,000 USD), then on March 1, 2021, AESE will contribute additional capital to the Parties’ strategic alliance pursuant to the Term Sheet in an amount equal to such shortage.

3.	No Further Changes or Long-Form Agreements. Except as expressly modified hereby, all terms and conditions of the Term Sheet and Share Purchase Agreement shall remain in full force and effect, shall be binding on the Parties hereto, and are hereby ratified and affirmed. The Parties agree the execution of a Strategic Investment Definitive Agreement to further outline the terms of the Term Sheet is no longer necessary and that a joint venture amongst the Parties is no longer desired, and therefore the rights and obligations of the Term Sheet and modifications related thereto pursuant to this Amendment shall be binding on the Parties hereto, and are hereby ratified and affirmed.

4.	Miscellaneous. The mutual obligations of the Parties as provided herein are the sole consideration for this Amendment, and no representations, promises or inducements relating to this Amendment have been made by the Parties other than as appear in this Amendment. To the extent that any terms of this Amendment conflict with the terms of the Term Sheet or Share Purchase Agreement, the terms of this Amendment shall supersede the terms of the Term Sheet and Share Purchase Agreement. This Amendment may not be amended except in writing signed by both Parties. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. This Amendment and the terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties hereto, and their respective heirs, successors, legal representatives and assigns.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date and year first written above.

AES:	AZTECA:
ALLIED ESPORTS ENTERTAINMENT, INC. (F/K/A ALLIED ESPORTS MEDIA, INC.) By: /s/ Frank Ng Name:_Frank Ng_________________ Title: CEO Address: 17877 Von Karman Ave., Ste. 300 Irvine, CA 92614 USA

TV AZTECA, S.A.B. DE C.V.

By: /s/ Rafael Rodriguez Sanchez

Name: Rafael Rodriguez Sanchez

Title: Legal Representative

Address: Periferico Sur 4121, Fuentes del Pedregal, Tlalpan, 14140, Mexico City

MEXICO